Exhibit 99.1

Fortune Brands Announces Intent to Separate Into Two World Class Publicly Traded Companies; Reports 1Q 2022 Results Ahead of Consensus and Raises Full-Year EPS Outlook While Maintaining Operational Guidance

Business and Operations Highlights:

  Company announces intent to separate into two leading publicly traded companies via a tax-free spin-off of Cabinets business
  1Q 2022 sales of $1.9 billion increased 8 percent versus a year ago
  1Q 2022 earnings per share (EPS) of $1.34; an increase of 6 percent versus a year ago; EPS before charges / gains of $1.31, a decrease of 4 percent versus a year ago
  Company adjusts full year 2022 EPS range upward to reflect impact from share repurchases net of interest expense and taxes; Company maintains 2022 operational guidance

DEERFIELD, IL.--(BUSINESS WIRE)--April 28, 2022--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced that it intends to separate into two publicly traded companies and also reported first quarter 2022 results.

Summary of Intent to Separate Fortune Brands into Two World Class Companies

Fortune Brands’ Board of Directors authorized the Company to pursue a tax-free spin-off of its Cabinets business into a standalone publicly traded company. Upon closing of the proposed separation, shareholders would hold interests in two leading companies. The separation represents the Company’s next chapter of outstanding value creation. The result will be two well-positioned, leading companies with exceptional potential. New Fortune Brands will bring brand and innovation excellence to super-charged categories, leveraging secular growth themes of water management, outdoor living, material conversion and science, and connected products. Additionally, shareholders would hold interests in North America’s leading cabinets company delivering top-tier performance through operational excellence. A potential separation is subject to further Board approval and other customary conditions and is expected to take approximately 12 months to complete. Management will discuss the separation as part of its first quarter earnings call later today. An investor presentation highlighting the proposed separation, as well as first quarter earnings call details, can be found in the investor section on the Company’s website at www.FBHS.com.

“We are excited to be taking the next step in our value creation journey for stakeholders. There is much work to be done, but together with the rest of our Board, I believe that this separation will enable each company to recognize its full potential and unlock even greater long-term stakeholder value,” said Nicholas Fink, chief executive officer, Fortune Brands. “Each company will pursue independent paths with fit-for-purpose strategies supported by thoughtful investments. Our entire Company has delivered exceptional results over the past ten years, and our cabinets business has implemented the capabilities and demonstrated the performance required to thrive as an independent entity. The separation will result in two world class businesses with the scale, winning strategies, capabilities, and leadership to sustain and accelerate value creation. We are very excited for the future.”

Advisors

The Company will be advised on the proposed separation by Ardea Partners, Barclays, Rothschild & Co, and Sidley Austin LLP.

First Quarter 2022

For the first quarter of 2022, sales were $1.9 billion, an increase of 8 percent over the first quarter of 2021. Earnings per share were $1.34, compared to $1.26 in the prior-year quarter, an increase of 6 percent. EPS before charges / gains were $1.31, compared to $1.36 the same quarter last year, a decrease of 4 percent. Operating income was $253.4 million, compared to $248.4 million in the prior-year quarter, an increase of 2 percent. Operating income before charges / gains was $249.6 million, compared to $261.8 million the same quarter last year, down 5 percent. Operating margin was 13.2 percent, compared to 14.0 percent in the first quarter of 2021. Operating margin before charges / gains was 13.0 percent, compared to 14.8 percent in the first quarter of 2021.

For each segment in the first quarter of 2022, compared to the prior-year quarter:

  Water Innovations (formerly the Global Plumbing Group) sales increased 4 percent, with no material FX impact in the period. Results were driven by sales growth across all major markets. Operating margin before charges / gains was 23.3 percent.
  Outdoors & Security sales increased 8 percent, driven by double-digit sales growth in doors and security products. Operating margin before charges / gains was 11.2 percent.
  Cabinet sales increased 13 percent, driven by growth across stock and make-to-order. Operating margin before charges / gains was 9.5 percent.

“Our teams again delivered excellent results in an extremely dynamic environment, demonstrating our commitment to serving our valued channel partners and consumers,” said Fink. “Demand remains robust across the portfolio and the consumer is continuing to invest in the home. We remain fully aware of the potential challenges from rising interest rates and continued inflation on consumers in the near-term, and our teams are actively managing our businesses to create value and deliver regardless of the environment. Demand and demographic fundamentals for housing remain favorable and support long-term growth and margin expansion going forward.”

Balance Sheet and Liquidity

At the end of the quarter, net debt was $3.0 billion and net debt to EBITDA was 2.3x. The Company had $378 million in cash and $553 million of availability under its revolving credit facility.

During the first quarter, the Company announced a $750 million share repurchase reauthorization. During the quarter, the Company repurchased approximately $380 million in common stock and year-to-date has repurchased approximately $405 million in common stock.

Additionally, on March 28, 2022, the Company announced it had priced $900 million in senior unsecured notes and used the proceeds and other liquidity sources to retire an outstanding term loan.

Annual Outlook for 2022

The Company is increasing the midpoint of full-year EPS by $0.05 to a range of $6.40 to $6.60, reflecting the impact of share repurchases net of interest expense and tax items. The midpoint implies EPS growth of 13 percent versus prior year. The Company is maintaining its operational guidance for the year.

“Our strong business model and track record of performance have proven resilient in a variety of complex market conditions over the past few years,” said Patrick Hallinan, chief financial officer, Fortune Brands. “We believe in the strength of long-term housing fundamentals, and we are confident in our leadership’s ability to seize on the opportunities and mitigate the challenges that may arise in the fluid near-term environment. We will continue to utilize our strength to position our Company for success and opportunistically deploy capital to drive value creation.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Water Innovations, Outdoors & Security, and Cabinets, Fortune Brands’ 28,000 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands includes Moen and the House of Rohl within Water Innovations; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from MANTRA, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, market potential, anticipated future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to include the expected benefits and costs of the intended spin-off transaction, the tax-free nature of the spin-off, the expected timing of the completion of the spin-off transaction and the transaction terms; general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net sales

	Three Months Ended March 31,
	2022	2021	% Change
Net sales (GAAP)
Water Innovations	$643.6	$621.6	4
Outdoors & Security	496.6	461.5	8
Cabinets	777.1	687.9	13
Total net sales	$1,917.3	$1,771.0	8

Quarter operating income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating income (loss) before charges/gains (a)	2022	2021	% Change	Operating income (loss)	2022	2021	% Change
Water Innovations	$150.1	$149.4	-	Water Innovations	$149.3	$147.9	1
Outdoors & Security	55.6	62.3	(11)	Outdoors & Security	60.2	52.8	14
Cabinets	73.6	74.5	(1)	Cabinets	73.6	72.6	1
Corporate expenses	(29.7)	(24.4)	22	Corporate expenses	(29.7)	(24.9)	19

Total operating income before charges/gains	$249.6	$261.8	(5)	Total operating income (GAAP)	$253.4	$248.4	2

Earnings Per Share before charges/gains (b)				Diluted EPS (GAAP)
Diluted	$1.31	$1.36	(4)	Diluted EPS	$1.34	$1.26	6

EBITDA before charges/gains (c)	$297.7	$309.1	(4)	Net income (GAAP)	$180.9	$177.8	2

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$378.2	$471.5
Accounts receivable, net	1,011.6	885.7
Inventories	1,334.7	1,193.8
Other current assets	232.2	193.5
Total current assets	2,956.7	2,744.5

Property, plant and equipment, net	1,064.3	1,009.5
Goodwill	2,487.5	2,465.1
Other intangible assets, net of accumulated amortization	1,382.5	1,383.8
Other assets	352.0	333.3
Total assets	$8,243.0	$7,936.2

Liabilities and equity
Current liabilities
Current portion of short term debt	$-	$400.0
Accounts payable	728.1	764.9
Other current liabilities	626.7	806.2
Total current liabilities	1,354.8	1,971.1

Long-term debt	3,367.9	2,309.8
Deferred income taxes	196.4	176.0
Other non-current liabilities	409.1	414.5
Total liabilities	5,328.2	4,871.4

Stockholders' equity	2,914.8	3,064.8
Total equity	2,914.8	3,064.8
Total liabilities and equity	$8,243.0	$7,936.2

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$180.9	$177.8
Depreciation and amortization	46.9	47.7
Non-cash lease expense	10.9	10.7
Deferred taxes	5.7	(0.1)
Gain on equity investments	-	2.9
Other non-cash items	7.0	13.0
Changes in assets and liabilities, net	(434.5)	(321.2)
Net cash used in operating activities	$(183.1)	$(69.2)

Investing activities
Capital expenditures	$(60.8)	$(25.4)
Proceeds from the disposition of assets	8.0	1.7
Cost of acquisitions, net of cash acquired	(61.6)	5.2
Net cash used in investing activities	$(114.4)	$(18.5)

Financing activities
Increase in debt, net	$660.5	$110.0
Proceeds from the exercise of stock options	0.2	10.6
Treasury stock purchases	(377.1)	(54.1)
Dividends to stockholders	(37.2)	(36.0)
Other items, net	(43.2)	(7.7)
Net cash provided by financing activities	$203.2	$22.8

Effect of foreign exchange rate changes on cash	$0.7	$1.7

Net decrease in cash and cash equivalents	$(93.6)	$(63.2)
Cash, cash equivalents and restricted cash* at beginning of period	476.1	425.0
Cash, cash equivalents and restricted cash* at end of period	$382.5	$361.8

FREE CASH FLOW	Three Months Ended March 31,		2022 Full Year
	2022	2021	Approximation

Free cash flow**	$(235.7)	$(82.3)	$625.0 - 700.0
Add:
Capital expenditures	60.8	25.4	375.0 - 425.0
Less:
Proceeds from the disposition of assets	8.0	1.7	7.0
Proceeds from the exercise of stock options	0.2	10.6	10.0
Cash flow from operations (GAAP)	$(183.1)	$(69.2)	$983.0 - 1,108.0

*Restricted cash of $1.3 million and $3.0 million is included in Other current assets and Other assets, respectively, as of March 31, 2022. Restricted cash of $1.1 million and $4.7 million is included in Other current assets and Other assets, respectively, as of March 31, 2021.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021	% Change

Net sales	$1,917.3	$1,771.0	8

Cost of products sold	1,237.8	1,126.9	10

Selling, general
and administrative expenses	409.5	371.5	10

Amortization of intangible assets	16.0	16.6	(4)

Restructuring charges	0.6	7.6	(92)

Operating income	253.4	248.4	2

Interest expense	21.8	21.4	2

Other (income) expense, net	(1.3)	3.3	(139)

Income before taxes	232.9	223.7	4

Income tax	52.0	45.9	13

Net income	$180.9	$177.8	2

Diluted earnings per common share
Net income	$1.34	$1.26	6

Diluted average number of shares outstanding	134.7	140.6	(4)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended March 31, 2022, diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $3.8 million ($4.0 million after tax or $0.03 per diluted share) of net gains included in restructuring and other charges/gains.

For the three months ended March 31, 2021 diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding $13.4 million ($10.0 million after tax or $0.08 per diluted share) of restructuring and other charges/gains and a loss on equity investment of $4.5 million ($3.4 million after tax or $0.02 per diluted share).

	Three Months Ended March 31,
	2022	2021	% Change

Earnings Per Common Share - Diluted
Diluted EPS before charges/gains (b)	$1.31	$1.36	(4)

Restructuring and other (charges)/gains	0.03	(0.08)	(138)
Loss on equity investments (d)	-	(0.02)	(100)

Diluted EPS (GAAP)	$1.34	$1.26	6

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended March 31,
	2022	2021	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$297.7	$309.1	(4)

Depreciation*	$(30.8)	$(29.5)	4
Amortization of intangible assets	(16.0)	(16.6)	(4)
Restructuring and other (charges)/gains	3.8	(13.4)	(128)
Interest expense	(21.8)	(21.4)	2
Loss on equity investments (d)	-	(4.5)	(100)
Income taxes	(52.0)	(45.9)	13

Net income (GAAP)	$180.9	$177.8	2

* Depreciation excludes accelerated depreciation expense of ($0.1) million and ($1.6) million for the three months ended March 31, 2022 and March 31, 2021, respectively. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2022
Long-term debt **			$3,367.9
Total debt			3,367.9
Less:
Cash and cash equivalents **			378.2
Net debt (1)			$2,989.7
For the twelve months ended March 31, 2022
EBITDA before charges/gains (2) (c)			$1,296.8

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.3

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of March 31, 2022.

	Nine Months Ended December 31,	Three Months Ended March 31,	Twelve Months Ended March 31,

	2021	2022	2022

EBITDA BEFORE CHARGES/GAINS (c)	$999.1	$297.7	$1,296.8

Depreciation***	$(91.6)	$(30.8)	$(122.4)
Amortization of intangible assets	(47.5)	(16.0)	(63.5)
Restructuring and other (charges)/gains	(14.7)	3.8	(10.9)
Interest expense	(63.0)	(21.8)	(84.8)
Defined benefit plan actuarial losses	(0.9)	-	(0.9)
Income taxes	(186.8)	(52.0)	(238.8)

Net income (GAAP)	$594.6	$180.9	$775.5

*** Depreciation excludes accelerated depreciation expense of ($0.1) million for the three months ended March 31, 2022 and ($2.2) million for the nine months ended December 31, 2021. Accelerated depreciation is included in restructuring and other charges/gains.

(c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021	% Change
Net sales (GAAP)
Water Innovations	$643.6	$621.6	4
Outdoors & Security	496.6	461.5	8
Cabinets	777.1	687.9	13
Total net sales	$1,917.3	$1,771.0	8

Operating income (loss)
Water Innovations	$149.3	$147.9	1
Outdoors & Security	60.2	52.8	14
Cabinets	73.6	72.6	1
Corporate expenses	(29.7)	(24.9)	19

Total operating income (GAAP)	$253.4	$248.4	2

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating income (loss) before charges/gains (a)
Water Innovations	$150.1	$149.4	-
Outdoors & Security	55.6	62.3	(11)
Cabinets	73.6	74.5	(1)
Corporate expenses	(29.7)	(24.4)	22

Total operating income before charges/gains (a)	249.6	261.8	(5)
Restructuring and other (charges)/gains (1) (2)	3.8	(13.4)	(128)
Total operating income (GAAP)	$253.4	$248.4	2

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges/gains" represent pre-tax charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized other net gains of $5.4 million for the three months ended March 31, 2022, and other charges of $1.9 million for the three months ended March 31, 2021.

In our Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense (Solar Innovations) of $0.7 million classified in cost of products sold and $0.3 million classified in selling, general and administrative for a compensation arrangement with the former owner of Solar for the three months ended March 31, 2022.

At Corporate, other charges also include pre-tax expenditures of $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of Larson classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset during the three months ended March 31, 2021. In our Outdoors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Larson) of $3.4 million classified in cost of products sold for the three months ended March 31, 2021.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Loss on	Before
	GAAP	and other	equity	Charges/Gains
	(unaudited)	(charges)/gains	investment	(Non-GAAP)

2022	FIRST QUARTER

Net sales	$1,917.3	-	-

Cost of products sold	1,237.8	5.4	-
Selling, general & administrative expenses	409.5	(1.0)	-
Amortization of intangible assets	16.0	-	-
Restructuring (charges)/gains	0.6	(0.6)	-

Operating income	253.4	(3.8)	-	249.6

Interest expense	21.8	-	-
Other (income) expense, net	(1.3)	-	-
Income before taxes	232.9	(3.8)	-	229.1

Income tax	52.0	0.2	-

Net income	180.9	(4.0)	-	$176.9

Diluted average number of shares outstanding	134.7			134.7

Diluted EPS	$1.34			$1.31

2021

Net sales	$1,771.0	-	-

Cost of products sold	1,126.9	(5.3)	-
Selling, general & administrative expenses	371.5	(0.5)	-
Amortization of intangible assets	16.6	-	-
Restructuring (charges)/gains	7.6	(7.6)	-

Operating income	248.4	13.4	-	261.8

Interest expense	21.4	-	-
Other (income) expense, net	3.3	-	(4.5)
Income before taxes	223.7	13.4	4.5	241.6

Income tax	45.9	3.4	1.1

Net income	177.8	10.0	3.4	$191.2

Diluted average number of shares outstanding	140.6			140.6

Diluted EPS	$1.26			$1.36

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2022	2021	Change

WATER INNOVATIONS
Before charges/gains operating margin	23.3%	24.0%	(70) bps
Restructuring & other (charges)/gains	(0.1%)	(0.2%)
Operating margin	23.2%	23.8%	(60) bps

OUTDOORS & SECURITY
Before charges/gains operating margin	11.2%	13.5%	(230) bps
Restructuring & other (charges)/gains	0.9%	(2.1%)
Operating margin	12.1%	11.4%	70 bps

CABINETS
Before charges/gains operating margin	9.5%	10.8%	(130) bps
Restructuring & other (charges)/gains	-	(0.2%)
Operating margin	9.5%	10.6%	(110) bps

TOTAL COMPANY
Before charges/gains operating margin	13.0%	14.8%	(180) bps
Restructuring & other (charges)/gains	0.2%	(0.8%)
Operating margin	13.2%	14.0%	(80) bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2022 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(Unaudited)

	Twelve Months Ending
	December 31, 2022	December 31, 2021	% Change

Diluted EPS before charges/gains - full year range	$6.40 - 6.60	$5.73	12 - 15

Diluted EPS before charges/gains (b)	$6.50	$5.73	13

Restructuring and other (charges)/gains	0.01	(0.17)
Loss on equity investments (e)	-	(0.02)
Tax items	0.09	-

Diluted EPS - (GAAP)	$6.60	$5.54	19

Diluted EPS - (GAAP) - full year range	$6.50 - 6.70	$5.54	17 - 21

For the twelve months ended December 31, 2021, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $28.1 million ($22.9 million after tax or $0.17 per diluted share) of restructuring and other charges/gains, including $2.2 million of mark-to-market expense classified in the other expense, net associated with the acquisition of the remaining outstanding shares of Flo, which occurred in January 2022, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.0 million ($0.7 million net of tax) and a net tax expense of $0.2 million.

(b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis, excluding restructuring and other charges/gains, loss on equity investments and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, interest expense, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Loss on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In the first quarter of 2022, our Plumbing segment was renamed “Water Innovations” in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018 our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo Technologies, Inc. ("Flo"), a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. During the three months ended March 31, 2022, we made a final cash payment of $16.5 million to the legacy minority shareholders and it is classified in the Other financing, net line of the cash flow statement.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations LLC and an affiliated entity (together, "Solar"), a leading producer of wide-opening exterior door systems and outdoor enclosures, for a total gross purchase price of approximately $63 million. The acquisition cost is subject to a final post-closing working capital adjustment. We financed the transaction using cash on hand and borrowings under our existing revolving credit facilities. Solar is part of the Outdoors & Security segment. Its complementary product offerings will support the segment’s outdoor living strategy.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com